Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3918

(Name, address and telephone number of agent for service)

Actuant Corporation

(Issuer with respect to the Securities)

Wisconsin	39-0168610
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13000 West Silver Spring Drive Butler, Wisconsin	53007
(Address of Principal Executive Offices)	(Zip Code)

6 7/8% Senior Notes Due 2017

(Title of the Indenture Securities)

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Classification Code Number	IRS Employee Identification Number
Acme Electric Corporation	NY	3590	16-0324980

Actown Electrocoil, Inc.	DE	3590	36-4201910

Actuant International Holdings, Inc.	DE	3590	26-1643256

Applied Power Investments II, Inc.	NV	3590	36-3673537

Atlantic Guest, Inc.	DE	3590	06-1396315

B.W. Elliott Manufacturing Co., LLC	NY	3590	22-3673270

Coils Holding, Inc.	DE	3590	36-4201908

Engineered Solutions L.P.	IN	3590	31-1757546

GB Tools and Supplies, Inc.	WI	3590	39-0964876

Key Components, Inc.	NY	3590	16-1527036

Key Components, LLC	DE	3590	04-3425424

Maxima Holding Company, Inc.	DE	3590	42-1595061

Maxima Holdings-Europe, Inc.	DE	3590	20-3131802

Maxima Technologies & Systems, LLC	DE	3590	42-1595056

Precision Sure-Lock, Inc.	DE	3590	04-3665130

PSL Holdings, Inc.	TX	3590	20-2377666

Versa Technologies, Inc.	DE	3590	39-1143618

*	The address of each of the additional registrants is c/o Actuant Corporation.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items	3-15 Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2007 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 26th of February, 2008.

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Raymond Haverstock
Raymond Haverstock
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 26, 2008

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Raymond Haverstock
Raymond Haverstock
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2007

($000’s)

9/30/2007
Assets
Cash and Due From Depository Institutions	$6,710,248
Securities	39,854,938
Federal Funds	3,917,791
Loans & Lease Financing Receivables	147,446,753
Fixed Assets	2,385,656
Intangible Assets	11,966,716
Other Assets	13,693,927

Total Assets	$225,976,029
Liabilities
Deposits	$133,188,625
Fed Funds	12,571,367
Treasury Demand Notes	0
Trading Liabilities	234,272
Other Borrowed Money	41,979,138
Acceptances	0
Subordinated Notes and Debentures	7,697,466
Other Liabilities	8,035,934

Total Liabilities	$203,706,802
Equity
Minority Interest in Subsidiaries	$1,542,042
Common and Preferred Stock	18,200
Surplus	12,057,531
Undivided Profits	8,651,454

Total Equity Capital	$22,269,227

Total Liabilities and Equity Capital	$225,976,029

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Richard Prokosch
Vice President

Date: February 26, 2008